April 20, 2012

RiverSource Life Insurance Company
829 Ameriprise Financial Center
Minneapolis, MN 55474

RE:   RiverSource Variable Annuity Account
      RiverSource(R) FlexChoice Select Variable Annuity
      RiverSource(R) AccessChoice Select Variable Annuity
      RiverSource FlexChoice Variable Annuity
      Evergreen Pathways Select Variable Annuity
      Evergreen Pathways Variable Annuity
      Evergreen Privilege Variable Annuity
      Wells Fargo Advantage Choice Variable Annuity
      Wells Fargo Advantage ChoiceSelect Variable Annuity

     Post-Effective Amendment No. 20
     File Nos.: 333-139759/811-7195

Ladies and Gentlemen:

I am familiar with the establishment of the RiverSource Variable Account ("Account"), which is a separate account of RiverSource Life Insurance Company ("Company") established by the Company's Board of Directors according to applicable insurance law. I also am familiar with the above-referenced Registration Statement filed by the Company on behalf of the Account with the Securities and Exchange Commission.

I have made such examination of law and examined such documents and records as in my judgment are necessary and appropriate to enable me to give the following opinion:

1. The Company is duly incorporated, validly existing and in good standing under applicable state law and is duly licensed or qualified to do business in each jurisdiction where it transacts business. The Company has all corporate powers required to carry on its business and to issue the contracts.

2. The Account is a validly created and existing separate account of the Company and is duly authorized to issue the securities registered.

3. The contracts issued by the Company, when offered and sold in accordance with the prospectuses contained in the Registration Statement and in compliance with applicable law, will be legally issued and represent binding obligations of the Company in accordance with their terms.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Dixie Carroll
--------------------------------------
Dixie Carroll
Assistant General Counsel and
Assistant Secretary